EX-23.1 12 ex231.htm Consent of Thomas A. Ralston CPA

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Development Capital Group, Inc.

We hereby consent to the inclusion in the foregoing Registration Statement on Form 10-K of our report dated April 30, 2012, relating to the financial statements of Development Capital Group, Inc. for the period from April 1, 2011 to March 31, 2012. We also consent to the reference to our Firm under the caption "Experts" in such Registration Statement.

April 30, 2012

/s/ Thomas A. Ralston
Certified Public Accountant
Temecula, California 92590